Exhibit - 99.01

News Release

Contact:
FormFactor, Inc.
Jens Meyerhoff
Chief Financial Officer
(925) 456-3911

FOR IMMEDIATE RELEASE

FormFactor, Inc. Plans to File a Registration Statement for a Follow-On Offering

LIVERMORE, CA — October 16, 2003 — FormFactor, Inc. announced today that it plans to file a Form S-1 registration statement with the U.S. Securities and Exchange Commission (SEC) for a proposed follow-on offering of its common stock. The company plans for the offering to include up to 6 million shares and will allow for an over-allotment option of up to 900,000 shares. The planned offering will be comprised of up to 5 million secondary shares offered by existing stockholders and employees, with the remainder of the offering, plus any over-allotment option, consisting of primary shares offered by the company. The company intends to use the proceeds from the offering for working capital and general corporate purposes.

This news release shall not constitute an offer to sell or the solicitation of any offer to buy any of these securities.